                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-8 (No. 33-18967, No. 33-26351, No. 33-26565, No. 33-33370, No. 33-51978, No. 33-58899, No. 33-58901
and No. 33-81040), Forms S-3 (No. 33-35674 and No. 33-79312) and Forms S-2 (No.
33-38764 and No. 33-33094) of MicroAge, Inc. of our report dated December 5, 1995 appearing on page F-2 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
    PRICE WATERHOUSE LLP


Phoenix, Arizona
January 22, 1996